Exhibit 99.2

BOSTON PROPERTIES ANNOUNCES THIRD QUARTER 2019 RESULTS; REPORTS EPS OF $0.70 AND FFO PER SHARE OF $1.64

Continues its Positive Growth Trajectory with 8% Revenue Growth in Q3
Provides FY 2020 Outlook with Projected EPS Increase of 8% and FFO Growth of 8% at the Mid-point

BOSTON, MA, October 29, 2019 - Boston Properties, Inc. (NYSE: BXP), the largest publicly-traded developer, owner and manager of Class A office properties in the United States, reported results today for the third quarter ended September 30, 2019.
Financial highlights for the third quarter include:

•	Revenue grew more than 8% to $743.6 million as compared to revenue of $686.3 million for the quarter ended September 30, 2018.

•
Net income was $107.8 million, or $0.70 per diluted share (EPS), compared to $119.1 million, or $0.77 per diluted share, for the quarter ended September 30, 2018. The decrease was primarily due to a $0.16 per share loss related to the early redemption of $700.0 million of 5.625% senior notes due 2020 as disclosed in its September 16, 2019 press release.

•	Funds from Operations (FFO) was $253.6 million, or $1.64 per diluted share, compared to FFO of $253.8 million, or $1.64 per diluted share, for the quarter ended September 30, 2018.

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FFO in the third quarter of $1.64 per diluted share was $0.04 per share greater than the mid-point of the Company’s third quarter guidance provided on July 30, as updated on September 16, 2019 when the Company announced the $0.16 per share loss related to the early redemption of $700.0 million of 5.625% senior notes due 2020, due to $0.02 per share of greater-than-projected portfolio performance and $0.02 per share of greater-than-projected management and service fee income.

The Company provided guidance for the full year 2019 with projected EPS of $3.28 - $3.30 per diluted share and projected FFO of $6.98 - $7.00 per diluted share. See “EPS and FFO per Share Guidance” below.

The Company also provided preliminary guidance for full year 2020 EPS and FFO per diluted share as follows:

•	Projected EPS for 2020 of $3.45 - $3.65 per diluted share, reflecting 8% year-over-year growth at the midpoint;

•	Projected FFO for 2020 of $7.45 - $7.65 per diluted share, reflecting 8% year-over-year growth at the midpoint.

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Recent business highlights include:

•	Increased portfolio occupancy to 92.6% in the Company’s in-service office properties, an increase of 150 bps from third quarter of 2018.

•	Partially placed in-service the following development projects:

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The Hub on Causeway - Residential, a 320,000 square foot property comprised of 440 residential units located next to the North Station transit center in Boston, Massachusetts.  The Hub on Causeway - Residential is part of a 1.3 million square foot, mixed-use development project that includes multi-level retail, restaurants and amenities. The project also includes a podium of creative office space that is 91% leased (including retail) and a 632,000 square foot office tower that is 87% pre-leased and will deliver in 2021. The Company has a 50% ownership interest in the development project.

◦	Dock 72, a 670,000 square foot Class A office property in Brooklyn, New York. The Company has a 50% ownership interest in the property. The property is 33% leased.

◦	20 CityPoint, a 211,000 square foot, Class A office property in Waltham, Massachusetts. The property is 63% leased.

•
Entered into a joint venture with Canada Pension Plan Investment Board (CPPIB) to develop Platform 16 in San Jose, California. Platform 16 consists of approximately 5.6 acres that will support the development of a 1.1 million square foot, Class A urban office campus near Diridon Station in downtown San Jose, California. CPPIB has a 45% ownership interest in the Platform 16 joint venture. Boston Properties continues to own the remaining 55% ownership stake and provide customary development, property management and leasing services.

•
Acquired 880 and 890 Winter Street in Waltham, Massachusetts for $106 million on August 27, 2019. 880 and 890 Winter Street consists of two Class A office properties aggregating approximately 392,000 square feet, and is 82% leased.

•
Commenced the redevelopment of a portion of 200 West Street, a 261,000 square foot Class A office property in Waltham, Massachusetts. The 126,000 square foot redevelopment is a conversion to laboratory space.

•	Completed a $700 million bond offering of 2.900% unsecured senior notes due 2030 and utilized the proceeds to redeem $700 million of 5.625% unsecured senior notes due in 2020.

•
A joint venture in which the Company has a 50% interest obtained construction financing with a total loan commitment of $400 million for its 100 Causeway Street development project. The 632,000 square foot, Class A office building is located in Boston, Massachusetts and is 87% pre-leased. The construction financing bears interest at a variable rate equal to LIBOR plus 1.50% per annum and matures in September 2023.

The reported results are unaudited and there can be no assurance that these reported results will not vary from the final information for the quarter ended September 30, 2019. In the opinion of management, the Company has made all adjustments considered necessary for a fair statement of these reported results.

EPS and FFO per Share Guidance:
The Company’s guidance for the fourth quarter 2019, full year 2019 and full year 2020 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.  Except as described below,

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the estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call and in the Company’s Supplemental Operating and Financial Data for the quarter ended September 30, 2019. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization, impairment losses on depreciable real estate or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth below. For details of the Company’s assumptions related to guidance for the fourth quarter 2019, full year 2019 and full year 2020 for EPS (diluted) and FFO per share (diluted), please see the Third Quarter 2019 Supplemental Operating and Financial Data located on the Investor Relations section of the Company’s website at investors.bxp.com.

As set forth below, the Company has updated its projected EPS (diluted) and FFO per diluted share for the full year 2019 to $3.28- $3.30 per share and $6.98 - $7.00 per share, respectively. In each case, this is an increase of approximately $0.10 per share at the mid-point of the Company’s guidance provided on July 30, 2019, as updated on September 16, 2019 when the Company announced the $0.16 per share loss related to the early redemption of $700.0 million of 5.625% senior notes due 2020. The increase in projected EPS and FFO as compared to the guidance as updated on September 16, 2019 is primarily due to $0.02 per share of greater-than-expected portfolio performance, $0.02 per share contribution from the August 2019 acquisition of 880 & 890 Winter Street in Waltham, Massachusetts, $0.04 per share of lower than estimated interest expense and $0.02 per share of higher fee income.

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	Fourth Quarter 2019			Full Year 2019
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.91	-	$0.93	$3.28	-	$3.30
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.93	-	0.93	3.84	-	3.84
Impairment loss	—	-	—	0.14	-	0.14
Projected Company Share of (Gains) Losses on Sales of Real Estate	—	-	—	(0.28)	-	(0.28)
Projected FFO per Share (diluted)	$1.84	-	$1.86	$6.98	-	$7.00
% Growth in FFO as compared to 2018	15.7%	-	17.0%	10.8%	-	11.1%

	Full Year 2020
	Low	-	High
Projected EPS (diluted)	$3.45	-	$3.65
% Growth in EPS as compared to 2019	5.2%		10.6%
Add:
Projected Company Share of Real Estate Depreciation and Amortization	4.00	-	4.00
Less:
Projected Company Share of Gains on Sales of Real Estate	—	-	—
Projected FFO per Share (diluted)	$7.45	-	$7.65
% Growth in FFO as compared to FY 2019	6.7%	-	9.3%
Boston Properties will host a conference call on Wednesday, October 30, 2019 at 10:00 AM Eastern Time, open to the general public, to discuss the third quarter 2019 results, the 2019 and 2020 projections and related assumptions, and other matters that may be of interest to investors. The number to call for this interactive teleconference is (877) 706-4503 (Domestic) or (281) 913-8731(International) and entering the passcode 2532849. A replay of the conference call will be available through November 13, 2019, by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International) and entering the passcode 2532849. There will also be a live audio webcast of the call, which may be accessed in the Investor Relations section of the Company’s website at investors.bxp.com. Shortly after the call, a replay of the webcast will be available in the Investor Relations section of the Company’s website and archived for up to twelve months following the call.
Additionally, a copy of Boston Properties’ third quarter 2019 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at investors.bxp.com.

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Boston Properties (NYSE: BXP) is the largest publicly-held developer and owner of Class A office properties in the United States, concentrated in five markets -  Boston, Los Angeles, New York, San Francisco and Washington, DC. The Company is a fully integrated real estate company, organized as a real estate investment trust (REIT), that develops, manages, operates, acquires and owns a diverse portfolio of primarily Class A office space. The Company’s portfolio totals 51.9 million square feet and 196 properties, including thirteen properties under construction. For more information about Boston Properties, please visit our website at www.bxp.com or follow us on LinkedIn or Instagram.
This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “budgeted,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to satisfy the closing conditions to the pending transactions described above, the Company’s ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the uncertainties of investing in new markets, the costs and availability of financing, the effectiveness of our interest rate hedging contracts, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the fourth quarter 2019, full fiscal year 2019 and full fiscal year 2020, whether as a result of new information, future events or otherwise.

Financial tables follow.

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
ASSETS
Real estate, at cost	$21,088,492	$20,870,602
Construction in progress	958,407	578,796
Land held for future development	246,972	200,498
Right of use assets - finance leases	232,312	—
Right of use assets - operating leases	149,231	—
Less: accumulated depreciation	(5,164,342)	(4,897,777)
Total real estate	17,511,072	16,752,119
Cash and cash equivalents	751,210	543,359
Cash held in escrows	53,555	95,832
Investments in securities	34,375	28,198
Tenant and other receivables, net	102,155	86,629
Related party note receivable	80,000	80,000
Note receivable	19,844	19,468
Accrued rental income, net	1,003,033	934,896
Deferred charges, net	689,768	678,724
Prepaid expenses and other assets	110,308	80,943
Investments in unconsolidated joint ventures	933,255	956,309
Total assets	$21,288,575	$20,256,477
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$2,952,006	$2,964,572
Unsecured senior notes, net	8,387,913	7,544,697
Unsecured line of credit	—	—
Unsecured term loan, net	498,819	498,488
Lease liabilities - finance leases	221,029	—
Lease liabilities - operating leases	199,755	—
Accounts payable and accrued expenses	421,269	276,645
Dividends and distributions payable	165,421	165,114
Accrued interest payable	83,177	89,267
Other liabilities	356,338	503,726
Total liabilities	13,285,727	12,042,509

Commitments and contingencies	—	—

Redeemable deferred stock units	9,408	—

Equity:
Stockholders’ equity attributable to Boston Properties, Inc.:
Excess stock, $0.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized; 5.25% Series B cumulative redeemable preferred stock, $0.01 par value, liquidation preference $2,500 per share, 92,000 shares authorized, 80,000 shares issued and outstanding at September 30, 2019 and December 31, 2018	200,000	200,000

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BOSTON PROPERTIES, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2019	December 31, 2018
	(in thousands, except for share and par value amounts)
Common stock, $0.01 par value, 250,000,000 shares authorized, 154,650,973 and 154,537,378 issued and 154,572,073 and 154,458,478 outstanding at September 30, 2019 and December 31, 2018, respectively	1,546	1,545
Additional paid-in capital	6,272,708	6,407,623
Dividends in excess of earnings	(749,666)	(675,534)
Treasury common stock at cost, 78,900 shares at September 30, 2019 and December 31, 2018	(2,722)	(2,722)
Accumulated other comprehensive loss	(51,996)	(47,741)
Total stockholders’ equity attributable to Boston Properties, Inc.	5,669,870	5,883,171
Noncontrolling interests:
Common units of the Operating Partnership	603,447	619,352
Property partnerships	1,720,123	1,711,445
Total equity	7,993,440	8,213,968
Total liabilities and equity	$21,288,575	$20,256,477

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BOSTON PROPERTIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(in thousands, except for per share amounts)
Revenue
Lease	$692,225	$—	$2,051,665	$—
Base rent	—	525,875	—	1,561,821
Recoveries from tenants	—	102,424	—	292,801
Parking and other	25,582	26,552	76,807	79,590
Hotel revenue	13,014	13,664	36,796	37,373
Development and management services	10,303	15,253	29,566	32,963
Direct reimbursements of payroll and related costs from management services contracts	2,429	2,516	8,227	7,371
Total revenue	743,553	686,284	2,203,061	2,011,919
Expenses
Operating
Rental	265,603	247,989	781,091	726,108
Hotel	8,743	8,828	25,686	25,642
General and administrative	31,147	29,677	107,980	94,039
Payroll and related costs from management services contracts	2,429	2,516	8,227	7,371
Transaction costs	538	914	1,415	1,409
Depreciation and amortization	165,862	157,996	507,867	480,210
Total expenses	474,322	447,920	1,432,266	1,334,779
Other income (expense)
Income (loss) from unconsolidated joint ventures	(649)	(4,313)	47,528	(3,083)
Gains (losses) on sales of real estate	(15)	7,863	766	122,552
Interest and other income	7,178	2,822	14,546	7,049
Gains from investments in securities	106	1,075	4,240	1,454
Impairment loss	—	—	(24,038)	—
Loss from early extinguishment of debt	(28,010)	—	(28,010)	—
Interest expense	(106,471)	(95,366)	(309,837)	(277,790)
Net income	141,370	150,445	475,990	527,322
Net income attributable to noncontrolling interests
Noncontrolling interests in property partnerships	(18,470)	(14,850)	(54,782)	(46,484)
Noncontrolling interest—common units of the Operating Partnership	(12,504)	(13,852)	(43,133)	(49,128)
Net income attributable to Boston Properties, Inc.	110,396	121,743	378,075	431,710
Preferred dividends	(2,625)	(2,625)	(7,875)	(7,875)
Net income attributable to Boston Properties, Inc. common shareholders	$107,771	$119,118	$370,200	$423,835
Basic earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.70	$0.77	$2.40	$2.74
Weighted average number of common shares outstanding	154,577	154,440	154,553	154,414
Diluted earnings per common share attributable to Boston Properties, Inc. common shareholders:
Net income	$0.70	$0.77	$2.39	$2.74
Weighted average number of common and common equivalent shares outstanding	154,820	154,678	154,847	154,652

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BOSTON PROPERTIES, INC. FUNDS FROM OPERATIONS (1) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(in thousands, except for per share amounts)

Net income attributable to Boston Properties, Inc. common shareholders	$107,771	$119,118	$370,200	$423,835
Add:
Preferred dividends	2,625	2,625	7,875	7,875
Noncontrolling interest - common units of the Operating Partnership	12,504	13,852	43,133	49,128
Noncontrolling interests in property partnerships	18,470	14,850	54,782	46,484
Net income	141,370	150,445	475,990	527,322
Add:
Depreciation and amortization expense	165,862	157,996	507,867	480,210
Noncontrolling interests in property partnerships’ share of depreciation and amortization	(17,402)	(18,166)	(53,273)	(54,813)
Company’s share of depreciation and amortization from unconsolidated joint ventures	13,745	18,020	43,993	36,776
Corporate-related depreciation and amortization	(411)	(425)	(1,218)	(1,236)
Impairment loss	—	—	24,038	—
Less:
Gain on sale of real estate included within income (loss) from unconsolidated joint ventures	(487)	—	47,270	—
Gains (losses) on sales of real estate	(15)	7,863	766	122,552
Noncontrolling interests in property partnerships	18,470	14,850	54,782	46,484
Preferred dividends	2,625	2,625	7,875	7,875
Funds from operations (FFO) attributable to the Operating Partnership common unitholders (including Boston Properties, Inc.)	282,571	282,532	886,704	811,348
Less:
Noncontrolling interest - common units of the Operating Partnership’s share of funds from operations	28,940	28,738	90,792	82,550
Funds from operations attributable to Boston Properties, Inc. common shareholders	$253,631	$253,794	$795,912	$728,798
Boston Properties, Inc.’s percentage share of funds from operations - basic	89.76%	89.83%	89.76%	89.83%
Weighted average shares outstanding - basic	154,577	154,440	154,553	154,414
FFO per share basic	$1.64	$1.64	$5.15	$4.72
Weighted average shares outstanding - diluted	154,820	154,678	154,847	154,652
FFO per share diluted	$1.64	$1.64	$5.14	$4.71

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(1)
Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) attributable to Boston Properties, Inc. common shareholders (computed in accordance with GAAP) for gains (or losses) from sales of properties, impairment losses on depreciable real estate consolidated on our balance sheet, impairment losses on our investments in unconsolidated joint ventures driven by a measurable decrease in the fair value of depreciable real estate held by the unconsolidated joint ventures and real estate-related depreciation and amortization. FFO is a non-GAAP financial measure, but we believe the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers FFO and FFO per share to be useful measures for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO per share can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current Nareit definition or that interpret the current Nareit definition differently.
In order to facilitate a clear understanding of the Company’s operating results, FFO should be examined in conjunction with net income attributable to Boston Properties, Inc. common shareholders as presented in the Company’s consolidated financial statements. FFO should not be considered as a substitute for net income attributable to Boston Properties, Inc. common shareholders (determined in accordance with GAAP) or any other GAAP financial measures and should only be considered together with and as a supplement to the Company’s financial information prepared in accordance with GAAP.

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BOSTON PROPERTIES, INC. PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	September 30, 2019	December 31, 2018
Boston	95.4%	95.9%
Los Angeles	96.8%	96.7%
New York	91.2%	88.0%
San Francisco	93.4%	87.8%
Washington, DC	88.3%	90.7%
Total Portfolio	92.6%	91.4%

AT THE COMPANY
Michael LaBelle
Executive Vice President,
Chief Financial Officer and Treasurer
(617) 236-3352

Sara Buda
Vice President, Investor Relations
(617) 236-3429
sbuda@bxp.com

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